UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       December  2 , 2010

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;  Compensatory Arrangements of Certain Officers.

(b)             On December 5, 2010, David Hurley advised the Board that he is resigning as a director effective December 31, 2010.

(c )             On December 2, 2010, the Board of Directors of Applied Energetics, Inc. (“Applied Energetics”) appointed Eric Lau to serve as its Chief Operating Officer and Vice President of Engineering.  Joseph Hayden, President of Applied Energetics, also served as Chief Operating Officer of Applied Energetic until Mr. Lau’s appointment.  Mr. Hayden will remain as Applied Energetic’s President and principal executive officer.

Mr. Lau’s base salary is $170,000.

Mr. Lau joined Applied Energetics in December 2002 and, prior to his appointment as Chief Operating Officer and Vice President of Engineering, he served as Director of Engineering and Operations. Prior to joining Applied Energetics Mr. Lau was the Vice President of Operations for Mission Viejo S.A. de C.V from 1998 through 2002 where he was responsible for the oversight of day to day operations, production control, procurement, operations and engineering support, negotiating production levels and pricing, and providing engineering expertise to aid the factory in achieving targeted efficiency levels.  From 1994 to 1998, Mr. Lau was the New Product Development Team Leader for P.L. Porter Company in Woodland Hills, CA.  From 1991 to 1994, Mr. Lau was a Senior Project Engineer at Robertshaw Controls, Co. in Long Beach, CA. From 1986 to 1991, Mr. Lau was a Project and Design Engineer at ITT General Controls in Santa Clarita, CA.  Mr. Lau is a graduate of the University of Southern California where he received a Bachelor’s Degree in Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Humberto Astorga
Humberto Astorga
Chief Financial Officer

Date:  December 8, 2010